Exhibit 99.1

SANUWAVE Health, Inc.	Lippert/Heilshorn & Associates
Barry Jenkins, CFO	Anne Marie Fields
Bernie Laurel, VP of Sales and Marketing	212-838-3777
678-578-0103	afields@lhai.com
FOR IMMEDIATE RELEASE
SANUWAVE HEALTH REPORTS SECOND QUARTER FINANCIAL RESULTS AND
PROVIDES BUSINESS UPDATE
Launched orthoPACE™ for Musculoskeletal Treatments in Europe
Nearing Completion of Patient Follow-Up in the U.S. Phase III Pivotal Trial of
dermaPACE™ to Treat Diabetic Foot Ulcers
ALPHARETTA, Ga. (August 13, 2010) — SANUWAVE Health, Inc. (OTC BB: SNWV), an emerging medical technology company focused on regenerative medicine, today reported financial results for the three and six months ended June 30, 2010 and provided a business update.
Christopher M. Cashman, President and CEO of SANUWAVE, said, “We made considerable progress during the first six months of 2010. We completed enrollment and are now approaching the end of the patient follow-up phase in our U.S. Phase III pivotal trial of dermaPACE™ to treat diabetic foot ulcers (DFU). We also launched the orthoPACE™ device in Europe for use in orthopedic, trauma and sports medicine indications following receipt of CE mark approval. Both accomplishments are core to our strategic development plan and advance our goal to commercialize our regenerative medicine devices in wound care and orthopedics.”
Commenting further on the dermaPACE™ trial, Mr. Cashman added, “The completion of patient enrollment in our Phase III pivotal trial has brought us closer to our goal to commercialize dermaPACE™ in the U.S. for the treatment of diabetic foot ulcers, which represent a $2 billion market opportunity in the U.S. and remain a major area of unmet medical need. We expect to complete the patient follow-up phase of this trial in early September, to report top-line results in the fourth quarter, to file our Premarket Approval Application (PMA) with the FDA no later than the first quarter of 2011, and, pending a favorable response from the FDA, to launch dermaPACE™ in the U.S. in 2011. We continue to speak with leading U.S. surgeons and wound care specialists about a clinical study of dermaPACE™ to treat venous and complex chronic wounds, which represent the largest portion of the $5 billion U.S. advanced wound care market.”

Commenting further on the orthoPACE™ product launch, Mr. Cashman said, “We were pleased about the successful on-time launch of our orthoPACE™ device for musculoskeletal treatments in certain European markets at the end of the quarter. We shipped our first devices to distributors in July 2010. The orthoPACE™ has a compact, portable design that allows for treatments to be performed by a single operator in the hospital or office setting. The device has a proven success rate in orthopedic and sports medicine conditions such as nonunion fracture and tendinopathy that is equal to and often superior to that of surgery — usually with just one procedure and without the risks, complications and lengthy recovery inherent with invasive surgery. Most procedures can be performed in less than 15 minutes, and patients can return home the same day. Patients can bear weight immediately and are able to return to normal activity within a few days. Because PACE™ treatment is completely non-invasive there is no risk of infection or scarring. Importantly, it preserves the opportunity for any future treatment options as it does not change the biomechanics of the underlying musculoskeletal system. This combination of efficiency and proven outcomes across a broad range of treatment applications will allow us to position orthoPACE™ as the premium extracorporeal shock wave technology for musculoskeletal conditions in Europe.”
Also in the second quarter of 2010, the Company was granted a European patent that provides the Company exclusive rights in human and animal treatment devices that include the novel use of piezoelectric fibers to produce acoustic energy in the shock wave spectrum. This provides a significant competitive advantage for the Company’s PACE™ technology as the smaller, targeted focal volume created by piezoelectric fiber technology allows for the delivery of shock waves with greater accuracy by focusing the energy to a precise point in the targeted tissue while minimizing exposure of the delivered energy to the surrounding tissue.
Second Quarter Financial Results
SANUWAVE’s financial results for the second quarter of 2010 reflect the Company’s ongoing research and development of PACE™ technology for the dermaPACE™ DFU study and development work for orthopedic and cosmetic uses.
Revenues for the three months ended June 30, 2010 were $117,000, compared with $142,000 in the corresponding 2009 quarter. The decrease is primarily the result of declining revenue from SANUWAVE’s legacy Evotron™ device as the Company eliminated its European sales and marketing staff in 2009 in order to focus resources in the U.S. The first shipments of the new orthoPACE™ devices were made in July 2010 and the corresponding revenue and cost of goods sold will be recorded in the third quarter of 2010.
For the second quarter of 2010, the Company reported a loss from continuing operations of $2.7 million, compared with a loss from continuing operations of $1.7 million for the same period in 2009. The higher loss is due primarily to increased research and development expenses related to ongoing clinical work and to higher general and administrative expenses. General and administrative expenses were higher due to increases in non-cash stock compensation expense to $454,000 for the second quarter of 2010, from $134,000 in the prior-year quarter, due to new grants of options and restricted stock to management and directors of the Company in September 2009 and January 2010. In addition, higher general and administrative expenses were the result of bonus expense of $147,000 recorded during the 2010 second quarter compared with a bonus credit of $303,000 recorded during same period in 2009, which was the result of a reversal of the 2008 bonus accrual determined not to be payable due to the Company’s capital constraints at the time.

The net loss for the second quarter of 2010 was $2.7 million or ($0.22) per share, compared with net income of $1.1 million or $0.10 per diluted share reported during the second quarter of 2009. The second quarter of 2009 included a gain, net of tax, of $2.5 million on the sale of the Company’s veterinary division in June 2009.
First Half Financial Results
Revenues for the six months ended June 30, 2010 were $260,000, compared with $404,000 in the corresponding 2009 period. The decrease is primarily the result of declining revenue from SANUWAVE’s legacy Evotron™ device as the Company eliminated its European sales and marketing staff in 2009 in order to focus resources in the U.S. The first shipments of the new orthoPACE™ devices were made in July 2010 and the corresponding revenue and cost of goods sold will be recorded in the third quarter of 2010.
For the six months ended June 30, 2010, the Company reported a loss from continuing operations of $5.7 million, compared with a loss from continuing operations of $3.8 million for the same period in 2009. The higher loss is due primarily to increased research and development expenses related to ongoing clinical work and to higher general and administrative expenses. General and administrative expenses were higher due to increases in non-cash stock compensation expense to $938,000 for the six months ended June 30, 2010, from $267,000 in the prior-year period, due to new grants of options and restricted stock to management and directors of the Company in September 2009 and January 2010. In addition, higher general and administrative expenses were the result of bonus expense of $297,000 recorded during first half of 2010 compared with a bonus credit of $150,000 recorded during same period in 2009, which was the result of a reversal of the 2008 bonus accrual determined not to be payable due to the Company’s capital constraints at the time.
The net loss for the six months ended June 30, 2010 was $5.7 million or ($0.46) per share, compared with net loss of $750,000 or ($0.07) per share reported during the same period of 2009. The six months ended June 30, 2009 included a gain, net of tax, of $2.5 million on the sale of the Company’s veterinary division in June 2009.
As of June 30, 2010 the Company had cash and cash equivalents of $277,000, compared with $1.8 million as of December 31, 2009. The Company’s net cash used by continuing operations for the six months ended June 30, 2010 was $3.0 million, compared with $4.0 million for the same period of 2009. The reduction in the use of cash from continuing operations in 2010 was primarily due to the timing of accounts payable payments. Subsequent to quarter end, the Company issued a convertible promissory note for $500,000 on July 13, 2010.
About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of non-invasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures. SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. SANUWAVE intends to apply its Pulsed Acoustic Cellular Expression (PACE™) technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE™, is CE marked for treatment of the skin and subcutaneous soft tissue and has completed enrollment in its FDA-approved Phase III, pivotal Investigational Device Exemption (IDE) trial in the U.S. for the treatment of diabetic foot ulcers (DFU). SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that this technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA-approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron®, Evotron™ and recently introduced orthoPACE™ devices in Europe.
Safe Harbor Statement
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.
(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$277,258	$1,786,369
Accounts receivable — trade, net	69,683	47,966
Inventory	547,544	592,589
Prepaid expenses	132,842	121,157
Due from Pulse Veterinary Technologies, LLC	151,102	127,878

TOTAL CURRENT ASSETS	1,178,429	2,675,959

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	37,342	88,706

OTHER ASSETS	31,820	32,169

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,993,916	2,147,295

ASSETS HELD FOR SALE	591,435	922,956

TOTAL ASSETS	$3,832,942	$5,867,085

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,816,924	$1,069,423
Payroll and related	809,171	509,905
Accrued expenses	376,360	629,029
Promissory notes	1,518,428	—
Liabilities related to discontinued operations	655,061	655,061

TOTAL CURRENT LIABILITIES	5,175,944	2,863,418

NOTES PAYABLE, RELATED PARTIES	9,329,678	8,887,981

TOTAL LIABILITIES	14,505,622	11,751,399

COMMITMENTS AND CONTINGENCIES	—	—

GOING CONCERN	—	—

STOCKHOLDERS’ DEFICIT
COMMON STOCK, par value $0.001, 50,000,000 shares authorized, 12,509,657 issued and outstanding	12,510	12,510

ADDITIONAL PAID-IN CAPITAL	33,679,293	32,741,593

ACCUMULATED OTHER COMPREHENSIVE LOSS	17,703	21,864

RETAINED DEFICIT	(44,382,186)	(38,660,281)

TOTAL STOCKHOLDERS’ DEFICIT	(10,672,680)	(5,884,314)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,832,942	$5,867,085

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SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

REVENUES	$117,226	$141,965	$260,328	$404,047

COST OF REVENUES	40,936	38,381	88,580	98,663

GROSS PROFIT	76,290	103,584	171,748	305,384

OPERATING EXPENSES
Research and development	895,651	808,774	1,981,625	1,622,285
General and administrative	1,498,236	653,590	3,096,760	1,903,167
Depreciation	185,202	43,378	379,934	103,846
Amortization	76,690	76,689	153,379	153,378

TOTAL OPERATING EXPENSES	2,655,779	1,582,431	5,611,698	3,782,676

OPERATING LOSS	(2,579,489)	(1,478,847)	(5,439,950)	(3,477,292)

OTHER INCOME (EXPENSE)
Gain/(loss) on sale of assets	2,065	(13,651)	2,065	(13,651)
Transitional services provided to Pulse Veterinary Technologies, LLC	90,125	33,750	180,125	33,750
Interest expense, net	(240,243)	(191,017)	(457,524)	(329,075)

Gain (loss) on foreign currency exchange	392	(28,325)	(6,621)	(37,773)

TOTAL OTHER INCOME (EXPENSE)	(147,661)	(199,243)	(281,955)	(346,749)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,727,150)	(1,678,090)	(5,721,905)	(3,824,041)

INCOME TAX EXPENSE	—	—	—	—

LOSS FROM CONTINUING OPERATIONS	(2,727,150)	(1,678,090)	(5,721,905)	(3,824,041)

DISCONTINUED OPERATIONS
Income from discontinued operations, net of tax	—	258,821	—	581,306
Gain on sale of veterinary division, net of tax	—	2,492,273	—	2,492,273

INCOME FROM DISCONTINUED OPERATIONS	—	2,751,094	—	3,073,579

NET INCOME (LOSS)	(2,727,150)	1,073,004	(5,721,905)	(750,462)

OTHER COMPREHENSIVE INCOME (LOSS), net of tax
Foreign currency translation adjustments	(3,593)	1,906	(4,161)	(47,226)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(2,730,743)	$1,074,910	$(5,726,066)	$(797,688)

EARNINGS (LOSS) PER SHARE:
Loss from continuing operations — basic	$(0.22)	$(0.15)	$(0.46)	$(0.35)

Loss from continuing operations — diluted	$(0.22)	$(0.15)	$(0.46)	$(0.35)

Income from discontinued operations — basic	$—	$0.25	$—	$0.28

Income from discontinued operations — diluted	$—	$0.25	$—	$0.28

Net earnings (loss) — basic	$(0.22)	$0.10	$(0.46)	$(0.07)

Net earnings (loss) — diluted	$(0.22)	$0.10	$(0.46)	$(0.07)

Weighted average shares outstanding — basic	12,509,657	11,009,657	12,509,657	11,009,657

Weighted average shares outstanding — diluted	12,509,657	11,009,657	12,509,657	11,009,657

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SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(5,721,905)	$(3,824,041)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	153,379	153,378
Accrued interest	460,125	330,642
Depreciation	379,934	103,846
Change in allowance for doubtful accounts	9,007	(33,400)
(Gain) loss on sale of property and equipment	(2,065)	13,651
Stock-based compensation	937,700	267,392
Changes in assets — (increase)/decrease
Accounts receivable — trade	(30,724)	(3,509)
Inventory	45,045	104,943
Prepaid expenses	(11,685)	(18,959)
Due from Pulse Veterinary Technologies, LLC	(23,224)	(157,009)
Other assets	349	(430)
Assets held for sale	2,516	—
Changes in liabilities — increase/(decrease)
Accounts payable	747,501	(698,787)
Payroll and related	299,266	(160,100)
Accrued expenses	(252,669)	(98,255)

NET CASH USED BY CONTINUING OPERATIONS	(3,007,450)	(4,020,638)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	1,018,505

NET CASH USED BY OPERATING ACTIVITIES	(3,007,450)	(3,002,133)

CASH FLOWS FROM INVESTING ACTIVITIES
Continuing operations
Proceeds from sale of property and equipment	2,500	—
Purchase of property and equipment	—	(21,147)

NET CASH PROVIDED (USED) BY CONTINUING OPERATIONS	2,500	(21,147)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	3,540,948

NET CASH PROVIDED BY INVESTING ACTIVITIES	2,500	3,519,801

CASH FLOWS FROM FINANCING ACTIVITIES
Continuing operations
Proceeds from promissory notes	1,500,000	—
Proceeds from notes payable, related parties	—	2,125,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,500,000	2,125,000

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(4,161)	(47,226)

NET INCREASE (DECREASE) IN CASH	(1,509,111)	2,595,442

CASH, BEGINNING OF PERIOD	1,786,369	543,626

CASH, END OF PERIOD	$277,258	$3,139,068

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